Exhibit 3.2

The Companies Act (as revised) OF THE CAYMAN ISLANDS YORKVILLE INTERNATIONAL CAPITAL CORP. Exempted Company Limited By Shares

FIRST AMENDED AND RESTATED MEMORANDUM and articles OF ASSOCIATION

(Adopted by special resolution on [date] 2026)

THE Companies Act (as revised)

OF THE CAYMAN ISLANDS

Exempted Company Limited By Shares

First amended and restated

MEMORANDUM OF ASSOCIATION

OF

YORKVILLE INTERNATIONAL CAPITAL CORP.

(Adopted by special resolution on [date] 2026)

1	NAME
1.1	The name of the Company is Yorkville International Capital Corp.
2	STATUS
2.1	The Company is an exempted company limited by shares.
3	REGISTERED OFFICE
3.1

The registered office of the Company is at Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands or at such other place as the Directors may from time to time decide.

4	OBJECTS AND CAPACITY
4.1

Subject to paragraph 9 of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. The Company is a body corporate capable of exercising all the functions of a natural person of full capacity, irrespective of any question of corporate benefit.

5	SHARE CAPITAL
5.1	The share capital of the Company is US$55,500 divided into:
(a)	500,000,000 Class A ordinary shares of a par value of US$0.0001 each;
(b)	50,000,000 Class B ordinary shares of a par value of US$0.0001 each; and
(c)	5,000,000 Preference shares of a par value of US$0.0001 each.
5.2	Subject to the Companies Act and the Articles, the Company has power to do any one or more of the following:
(a)	redeem or repurchase any of its Shares;

(b)	increase or reduce its capital;
(c)	issue any part of its capital (whether original, redeemed, increased, or reduced):
(i)	with or without any preferential, deferred, qualified or special rights, privileges, or conditions; or
(ii)

subject to any limitations or restrictions, and unless the condition of issue expressly declares otherwise, every issue of Shares (whether declared to be ordinary, preference or otherwise) is subject to this power; and

(d)	alter any of those rights, privileges, conditions, limitations, or restrictions.
6	LIABILITY OF MEMBERS
6.1	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.
7	CONTINUATION
7.1

The Company may exercise the powers contained in the Companies Act to transfer and be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

8	DEFINITIONS
8.1	Capitalised terms used and not defined in this Memorandum shall bear the same meaning as those given in the Articles.
9	EXEMPTED COMPANY
9.1

The Company will not trade in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

10	Financial Year
10.1	The financial year end of the Company is 31 December or such other date as the Directors may from time to time decide and annex to this Memorandum.

THE Companies Act (as revised)

OF THE CAYMAN ISLANDS

Exempted Company Limited By Shares

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

YORKVILLE INTERNATIONAL CAPITAL CORP.

(Adopted by special resolution on [date] 2026)

1	DEFINITIONS AND INTERPRETATION
1.1	Table A. The Regulations contained in Table A in the First Schedule to the Companies Act do not apply to the Company.
1.2	Definitions. In these Articles, if not inconsistent with the context, the following words and expressions shall have the following meanings:

Affiliate in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and:

(a)

in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, whether by blood, marriage, or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership, or any natural person or entity wholly or jointly owned by any of the foregoing; and

(b)

in the case of an entity, shall include a partnership, a corporation, or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, in controlled by, or is under common control with, such entity;

Amendment Redemption has the meaning given to it at Article 52.9;

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees, or orders of any governmental authority applicable to such person;

Articles means, as appropriate:

(a)these articles of association of the Company; or

(b)two (2) or more particular Articles of these Articles,

and Article refers to a particular Article of these Articles;

Audit Committee means the audit committee of the Company formed pursuant to Article 45.5 hereof, or any successor audit committee;

Auditor means the person for the time being performing the duties of auditor of the Company;

Board means the board of Directors;

Business Combination means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses (target business), which Business Combination:

(a)

(for as long as the securities in the Company are listed on the Designated Stock Exchange) is comprised of one or more business combinations (as defined in accordance with the rules and regulations of the Designated Stock Exchange) having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding:

(i)	the deferred underwriting discounts; and
(ii)	commissions and taxes paid or payable) at the time of execution of the definitive agreement for such Business Combination;
(b)	must not be effectuated solely with another blank cheque company or a similar company with nominal operations; and
(c)	must be approved by the affirmative vote of a majority of the Directors, which must include a majority of the Independent Directors;

Business Combination Redemption has the meaning given to it at Article 52.6;

business day means a day other than a Saturday, a Sunday, or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City;

Class A Share means a Class A ordinary shares of a par value of US$0.0001 in the share capital of the Company;

Class B Share means a Class B ordinary shares of a par value of US$0.0001 in the share capital of the Company;

Class B Share Conversion means a conversion of Class B Shares in accordance with Article 5;

clear day means the period excluding the day on which the notice is given, or deemed to be given, and the day the notice is received, or deemed received;

Clearing House means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

Companies Act means the Companies Act (Revised) of the Cayman Islands;

Company means the above-named company;

Company’s Website means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the SEC in connection with its IPO, or which has otherwise been notified to Members;

Compensation Committee means the compensation committee of the Board established pursuant to the Articles, or any successor committee;

Completion Window means the period of time:

(a)	commencing on, and including, the closing date of the IPO; and
(b)	ending on the date that is twenty four (24) months after the closing date of the IPO,

or such earlier date as the Directors may approve in accordance with these Articles;

Designated Stock Exchange means any United States national securities exchange on which the securities of the Company are listed for trading, including, but not limited to, The Nasdaq Stock Market LLC, the NYSE MKT LLC, the New York Stock Exchange LLC or any over-the-counter (OTC) market;

Director means a director of the Company appointed in accordance with these Articles;

Distribution means a distribution, dividend (including an interim dividend), or other payment or transfer of property of the Company on or in respect of a Share (save in respect of its redemption or repurchase);

Election Deadline has the meaning given to it at Article 52.6;

Electronic has the meaning given to that term in the Electronic Transactions Act;

Electronic Communication means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the SEC) or other electronic delivery methods as otherwise decided and approved by not less than a majority of the vote of the Board;

Electronic Record has the meaning given to that term in the Electronic Transactions Act;

Electronic Transactions Act means the Electronic Transactions Act (As Revised) of the Cayman Islands;

Equity-Linked Securities means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt;

Exchange Act means the United States Securities Exchange Act of 1934 or any similar U.S. federal statute and the rules and regulations of the SEC;

Founders means all Members immediately prior to the consummation of the IPO;

Fully Paid and Paid Up means:

(a)

in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

Independent Director means a Director who is an “independent director” as defined in the rules and regulations of the Designated Stock Exchange as determined by the Directors;

Initial Conversion Ratio has the meaning given to it at Article 5.2;

IPO means the Company’s initial public offering of securities;

Lien Amounts has the meaning given to it at Article 9.1;

Member has the same meaning as in the Companies Act;

Memorandum means the memorandum of association of the Company;

Nominating and Corporate Governance Committee means the nominating and corporate governance committee of the Board established pursuant to the Articles, or any successor committee;

Officer means a person then appointed to hold an office in the Company;

Ordinary Resolution means a resolution:

(a)	passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company; or
(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members;

Over-Allotment Option means the option of the Underwriters to purchase additional units issued in the IPO;

Permitted Withdrawals means amounts withdrawn from the Trust Account to fund the Company’s working capital requirements (including to repay its working capital loans), subject to an annual limit of $400,000 of the interest generated on the amount held in the Trust Account, and to pay the Company’s taxes, provided that all Permitted Withdrawals may only be made from interest and not from the principal held in the Trust Account and only to the extent such interest is sufficient to cover the Permitted Withdrawal amount.

person means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

Preference Share means a preference share of a par value of US$0.0001 in the share capital of the Company;

Private Placement Warrants means any warrants sold in a private placement simultaneously with the IPO;

Public Share means the Class A Shares issued as part of the units issued in the IPO (which excludes:

(a)the Class A Shares to be issued upon the conversion of the Class B Shares; and

(b)the Class A Shares underlying any Private Placement Warrants);

Redemption Notice means a notice in a form approved by the Company by which a holder of Public Shares is entitled to require the Company to redeem its Public Shares, subject to any conditions contained therein;

Redemption Price has the meaning given to it at Article 52.6;

Register of Directors and Officers means the register of Directors and Officers maintained by the Company in accordance with these Articles;

Register of Members means the register of Members referred to in these Articles;

Registrar means the Cayman Islands Registrar of Companies and includes the Deputy Registrar of Companies;

Registered Office means the registered office for the time being of the Company;

relevant period has the meaning given to it at Article 8.2;

Representative has the meaning given to it at Article 12.2;

Seal means any seal which has been duly adopted as the common seal of the Company and includes every duplicate seal;

SEC means the United States Securities and Exchange Commission;

Secretary means the person appointed to perform any or all of the duties of secretary of the Company, including any assistant secretary;

Share means a share in the capital of the Company, including a fraction of a share issued or authorised to be issued by the Company;

Special Resolution means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds (66.66%) of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members;

Sponsor means Yorkville International Capital Sponsor, LLC, a Florida limited liability company, and its successors or assigns;

Tax Filing Authorised Person means such person as any Director shall designate from time to time, acting severally;

Transmission Event has the meaning given to it at Article 12.2;

Treasury Share means a Share that has been repurchased, redeemed, surrendered to, or otherwise acquired by the Company and not cancelled;

Trust Account means the trust account established by the Company upon the consummation of the IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of the sale of the Private Placement Warrants, will be deposited;

Underwriter means an underwriter of the IPO from time to time and any successor Underwriter;

Underwriter Representative means a representative of the Underwriter;

Written includes information generated, sent, received, or stored by Electronic, electrical, digital, magnetic, optical, electromagnetic, biometric, or photonic means, including electronic data interchange and electronic mail in accordance with the Electronic Transactions Act and in writing shall be construed accordingly.

1.3	Interpretation. In the Memorandum and these Articles, unless the context otherwise requires a reference to:
(a)	any law or regulation, is a reference to such law or regulation as amended or re-enacted from time to time;
(b)	the singular includes the plural and vice versa;
(c)	a person includes all legal persons and natural persons; and

(d)	legal persons include all forms of corporate entity and any other person having capacity to act in its own name created by or in accordance with the laws or regulations of any jurisdiction.
(e)	words importing the singular number shall include the plural number and vice versa;
(f)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;
(g)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;
(h)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;
(i)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(j)	any phrase introduced by the terms “including”, “include” or “in particular” or similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(k)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(l)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record or an Electronic Communication;
(m)

any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(n)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.
1.4	Companies Act. Subject to this Article 1, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.
2	COMMENCEMENT OF BUSINESS
2.1	Commencement. The business of the Company may be commenced at such time as determined by the Directors.
2.2	Commencement Costs and Expenses. The Directors may pay, out of capital or other money of the Company, all costs and expenses incurred in the establishment and registration of the Company.

3	SHARE CERTIFICATES
3.1

Share Certificates. Unless and until the Directors resolve to issue share certificates, no share certificate shall be issued, and the records of the shareholdings of each Member shall be in uncertified book entry form. If the Directors do resolve to issue share certificates in respect of any one or more classes of Shares, then every Member holding such Shares shall be entitled, upon written request only, to a certificate signed by a Director or Secretary, or any other person authorised by a resolution of the Directors, or under the Seal specifying the number of Shares held by them and the signature of the Director, Secretary or authorised person and the Seal may be facsimiles or affixed by Electronic means pursuant to the Electronic Transactions Act.

3.2

Indemnity and Replacement. Any Member receiving a certificate shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed or, in connection with any proposed Share transfer, a new certificate may be issued, on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by the Directors.

3.3	Joint Holders. If several Members are registered as joint holders of any Shares, any one of such Members may give an effectual receipt for any share certificate.
4	ISSUE OF SHARES
4.1

Issue. Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC, and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they thing proper, and may also (subject to the Companies Act and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over, or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion.

4.2

Securities. The Company may issue rights, options, warrant or convertible securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

4.3

Units. The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants, or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase, or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the fifty second (52nd) day following the date of the prospectus relating to the IPO unless the Underwriter Representative(s) determines that an earlier date is acceptable, subject to the Company having filed a current report on Form 8-K with the SEC, containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO, and a press release announcing when such separate trading will being. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

4.4	Unissued Shares. The Directors may so deal with the unissued Shares:
(a)	either at a premium or at par; and
(b)	with or without preferred, deferred, or other special rights or restrictions whether in regard to dividend, voting, return of capital, or otherwise.
4.5

Consideration for Share Issue. A Share may be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered, or a contract for future services.

4.6

Power to issue fractions of a Share. Subject to the Companies Act, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights, and other attributes of a Share of that class of Shares.

4.7	Register of Members. The Register of Members kept by the Company shall contain:
(a)	the names and addresses of each Member;
(b)	a statement of the Shares held by each Member;
(c)	the distinguishing numbers of the Shares of each Member (if any);
(d)	the amount paid, or agreed to be considered as paid, on the Shares of each Member;
(e)	the date on which the name of each person was entered on the register as a Member; and
(f)	the date on which any person ceased to be a Member.
4.8

Commission. The Company is authorised to pay a commission to any person in consideration of their subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any Shares. The Company may employ a broker in the issue of its capital and pay them any proper commission or brokerage.

4.9	Trusts not recognised. Except as required by Applicable Law:

(a)

the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future, or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Companies Act) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.
4.10

Capital contributions without issue of further Shares. With the consent of a Member, the Directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	it shall be treated as if it were a share premium;
(b)	unless the Member agrees otherwise:
(i)	if the Member holds Shares in a single class of Shares, it shall be credited to the share premium account for that class of Shares; and
(ii)

if the Member holds Shares of more than one class, it shall be credited ratably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds); and

(c)	it shall be subject to the provisions of the Companies Act and these Articles applicable to share premiums.
5	SHARE RIGHTS
5.1

Ordinary Shares. The rights attaching to the Class A Shares and Class B Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to Article 6 and the Article 23) with the exception that the holder of a Class B Share shall have the conversion rights referred to in this Article 5.

5.2	Class B Share Conversion. Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (Initial Conversion Ratio):
(a)	at any time and from time to time at the option of the holders thereof; or
(b)

at the time of a Business Combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of the Business Combination, as may be determined by the Directors).

5.3

Adjustment of Ratio. Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-Linked Securities, are issued, or deemed issued, by the Company in excess of the amounts offered in the IPO and in connection with the consummation of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares in connection with the consummation of the Business Combination at a ratio for which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the Class B Shares in issue agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, on an as-converted basis, in the aggregate, 40% (or up to 43.4%, if the Over-Allotment Option is not exercised in full) of the sum of:

(a)

the total number of Class A Shares and Class B Shares in issue at the time of the IPO (including pursuant to any Over-Allotment Option but excluding any Class A Shares underlying any Private Placement Warrants); plus

(b)

the total number of Class A Shares issued or deemed issued, or issuable upon the conversion or exercise of any Equity-Linked Securities issued or deemed issued, by the Company in connection with the initial Business Combination, excluding:

(i)	any Class A Shares or Equity-Linked Securities exercisable for or convertible into Class A Shares issued, or to be issued, to any seller in the initial Business Combination; and
(ii)	Class A Shares underlying any Private Placement Warrants issued to the Sponsor or any members of the Company’s management team upon conversion of working capital loans; minus
(c)	any redemptions of Public Shares in connection with an initial Business Combination.
5.4

Waiver of Adjustment. Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in Article 6.

5.5

Subdivision. The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation, or otherwise) or combination (by share consolidation, exchange, reclassification, recapitalisation, or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of Shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination, or similar reclassification or recapitalisation of the Class B Shares in issue.

5.6

Pro Rata Determination. Each Class B Shares shall convert into its pro rata number of Class A Shares pursuant to this Article 5. The pro rata share for each holder of Class B Shares will be determined as follows:

(a)	each Class B Share shall convert into such number of Class A Shares as is equal to:
(i)	the product of 1 multiplied by a fraction:

(1)	the numerator of which shall be the total number of Class A Shares into which all of the Class B shares in issue shall be converted pursuant to this Article 5; and
(2)	the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.
5.7

Process of Conversion. References in this Article 5 to converted, conversion or exchange shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

5.8	Minimum Conversion Ratio. Notwithstanding anything to the contrary in this Article 5, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.
5.9	No Right to Trust Account. Class A Shares issued upon a Class B Share Conversion will not have any redemption rights or be entitled to proceeds of liquidation from the Trust Account.
5.10

Preference Shares. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred, or other special rights, restrictions, or privileges whether in regard to voting, Distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.

6	VARIATION OF RIGHTS
6.1

Class Variation. Subject to Article 4.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation shall be made only with the consent in writing of the holders of not less than two-thirds (2/3) of the issued Shares of that class (other than with respect to a waiver of the provisions of Article 5, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the approval of a resolution passed by a majority of not less than two-thirds (2/3) of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third (1/3) of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

6.2

Grouping of classes. For the purposes of a separate class meeting, the Directors may treat two (2) or more or all the classes of Shares as forming one (1) class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

6.3

No Variation. The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by:

(a)	the creation or issue of further Shares ranking pari passu therewith;
(b)

where the constitutional documents of the Company are amended or new constitutional documents of the Company are adopted, in each case, as a result of the Company registering by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands; or

(c)	by the conversion of any Class B Shares pursuant to Article 5.
7	REDEMPTION, PURCHASE, AND SURRENDER OF SHARES AND TREASURY SHARES
7.1

Public and Class B Shares. Subject to the provisions of the Companies Act, and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC, and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company, by Ordinary Resolution, may determine before the issue of such Shares. With respect to redeeming or repurchasing Shares:

(a)	Members who hold Public Share are entitled to request the redemption of such Shares in the circumstances described in Article 52; and
(b)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in Article 52.
7.2

Redemption, Purchase, and Surrender. Subject to the provisions of the Companies Act, the rules of the Designated Stock Exchange, and/or any competent regulatory authority, and to the rights attaching to any class of Share, the Company may by its Directors:

(a)

issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors determine;
(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act including out of capital; and

(d)	permit the surrender of fully paid Shares for no consideration.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of any combination of the following: capital, its profits, and the proceeds of a fresh issue of Shares.

7.3	Effect of Redemption, Purchase, and Surrender. Shares that the Company redeems, purchases, accepts by way of surrender, or otherwise acquires pursuant to Article 7.1 may:
(a)	be cancelled; or
(b)	be held as Treasury Shares on such terms and in such manner as the Directors determine prior to such acquisition.
7.4

Power to pay for redemption or purchase in cash or in specie. When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares, or by the terms applying to those Shares in accordance with Article 7.1, or otherwise by agreement with the Member holding those Shares.

7.5	Effect of redemption or purchase of a Share. Upon the date of redemption or purchase of a Share:
(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:
(i)	the price for the Share; and
(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;
(b)	the Member’s name shall be removed from the Register of Members with respect to the Share; and
(c)	the Share shall be cancelled or held as a Treasury Shares, as the Directors may determine.

For the purpose of this Article 7.5, the date of redemption or purchase is the date when the redemption or purchase falls due.

7.6

Treasury Shares. All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share, other than as set out in this Article 7. The Company may:

(a)	cancel the Treasury Shares on such terms and in such a manner as the Directors may determine; and
(b)	transfer the Treasury Shares in accordance with Article 13.

7.7	Rights attaching to Treasury Shares and related matters.
(a)

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

(b)	The Company shall be entered in the Register of Members as the holder of the Treasury Shares. However:
(i)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and
(ii)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued Shares at any given time, whether for the purposes of these Articles or the Companies Act.

(c)

Nothing in Article 7.7(b) prevents an allotment of Shares as fully paid bonus Shares in respect of a Treasury Share and Shares allotted as fully paid bonus Shares in respect of a Treasury Share shall be treated as Treasury Shares.

(d)	Treasury Shares may be disposed of by the Company in accordance with the Companies Act and otherwise on such terms and conditions as the Directors determine.
7.8

No Participation. Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

7.9	No other Redemption. The redemption, purchase, or surrender of any Share shall not be deemed to give rise to the redemption, purchase, or surrender of any other Share.
7.10

Redemption in Kind. The Directors may, when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payments either in cash or in kind.

8	UNTRACEABLE MEMBERS
8.1

Unclaimed Distributions. Any Distribution which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date on which such Distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Distribution shall remain as a debt due to the Member. Any Distribution which remains unclaimed after a period of six (6) years from the date on which such Distribution becomes payable shall be forfeited and shall revert to the Company.

8.2	Sale of Shares. The Company shall have the power to sell, in such manner as the Board thinks fit, any Shares of a Member who is untraceable, but no such sale shall be made unless:
(a)

all cheques or warrants in respect of dividends of the Shares in question, being not less than three (3) in total number, for any sum payable in cash to the holder of such Shares in respect of them sent during the relevant period in the manner authorised by the Articles have remained uncashed;

(b)

so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such Shares or of a person entitled to such Shares by death, bankruptcy, or operation of law; and

(c)

the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such Shares in the manner required by the Designated Stock Exchange, and a period of three (3) months, or such shorter period as may be allowed by the Designated Stock Exchange, has elapsed since the date of such advertisement.

For the purpose of the foregoing, the relevant period means the period commencing twelve (12) years before the date of publication of the advertisement referred to in Article 8.2(c) and ending at the expiry of the period referred to in Article 8.2(c).

8.3

Authority to Sell. To give effect to any such sale the Board may authorise some person to transfer the said Shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such Shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article 8.3 shall be valid and effective notwithstanding that the Member holding the Shares sold is dead, bankrupt, or otherwise under any legal disability or incapacity.

9	LIEN
9.1

All Monies Payable. The Company shall have a first and paramount lien on every Share, whether or not it is a fully paid Share, for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that Share and for all debts, liabilities, or other obligations owed, whether presently or not, by the Member or by one or more joint Members or by any of their estates to the Company (together, Lien Amounts) but the Directors may, at any time, declare any Share to be wholly or in part exempt from this Article 9. The Company’s lien, if any, on a Share shall extend to all Distributions payable thereon. Any registration of the transfer of a Share shall operate to extinguish the Company’s lien on that Share.

9.2

Sale. The Company may sell, in such manner as the Directors think fit, any Shares in which the Company has a lien, but no sale shall be made unless some amount in respect of which the lien exists is presently payable and the period of fourteen (14) days has elapsed after the Company has given a notice in writing, stating and demanding payment of such part of the presently payable amount, to the relevant Member.

9.3

Registration of Purchase. The Directors may authorise any person to transfer the Shares sold in accordance with this Article 9 to the purchaser of such Shares. The purchaser shall be registered as the holder of the Shares so transferred and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the sale of the Shares in accordance with this Article 9.

9.4

Application of Proceeds. The proceeds of the sale, net of any costs incurred by the Company in relation to the sale, shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable. The Company shall retain and have a lien over such part of the remainder of the proceeds as is equal to the Lien Amounts which exist but are not presently payable by the Member and may apply such proceeds against the Lien Amounts as and when they become payable and the residue shall be paid to the person entitled to the Shares at the date of the sale.

10	CALLS ON SHARES
10.1

Calls. The Directors may, from time to time, make calls upon the Members in respect of some or all of any moneys unpaid on their Shares, whether in respect of their par value or the premium payable on those Shares; each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on their Shares. A call may be required to be paid in instalments. The Directors may revoke or postpone a call at any time.

10.2

Joint Holders. The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof and the holder or joint holders of a Share at the time of a call shall remain liable to pay the call on that Share, notwithstanding any subsequent transfer of the Share being registered by the Company.

10.3

Interest on Calls. If a sum called in respect of a Share is not paid before or on the day appointed for payment of that call, the Member from whom such amount is due shall pay interest upon the sum at such rate as the Directors may determine from the day appointed for payment of the call to the time of the actual payment. The Directors shall have the discretion to waive payment of any such interest in full or in part.

10.4

Fixed Payment Dates. The provisions contained in these Articles in respect of calls shall apply to payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified.

11	FORFEITURE
11.1

Failure to pay Call. If a Member fails to pay any call or instalment of a call in respect of Shares on the day appointed for payment, the Directors may serve a notice on such Member naming a further date not earlier than the expiration of fourteen (14) days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the Shares, or any of them, will be liable to be forfeited.

11.2

Forfeiture. If the requirements of the notice referenced in this Article 11 are not complied with the Company may forfeit the Shares together with any Distributions declared payable in respect of the forfeited Shares and not paid at any time before tender of payment.

11.3	No Refund. The Company is under no obligation to refund any moneys to the Member whose Shares have been forfeited.
11.4

Sale of Forfeited Share. A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by the Company as the Directors determine.

11.5

Outstanding Liability. A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares together with interest.

11.6

Certificate of Forfeiture. A certificate in writing under the hand of a Director or Officer stating that a Share has been duly forfeited on the date stated in the certificate shall be conclusive evidence of the facts stated in the certificate as against all persons claiming to be entitled to the Share. The Directors may authorise any person to transfer the Shares sold in accordance with this Article 11 to the purchaser of such Shares. The purchaser shall be registered as the holder of the Shares so transferred and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the sale of the Shares in accordance with this Article 11.

11.7

Fixed Payment Dates. The provisions of this Article 11 applying to forfeiture for failure to pay any call or instalment of a call shall apply to the failure to make payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified.

12	TRANSMISSION OF SHARES
12.1

Legal Personal Representative. The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share. In the case of a Share registered in the names of two

(2) or more holders, the survivors, survivor, or the legal personal representatives of the deceased survivor, shall be the only person(s) recognised by the Company as having any title to the Share.

12.2

Transmission. Any person becoming entitled to a Share in consequence of the death or bankruptcy of or any analogous event affecting a Member (each such event a Transmission Event and each such person a Representative) shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the Member could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by such Member before the occurrence of a Transmission Event.

12.3

Pre-Registration Status. Representatives shall be entitled to the same notices, dividends and other advantages to which they would be entitled if they were the registered holder of the Share, except that they shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

12.4

Requirement for Registration. The Directors may at any time give notice requiring a Representative to elect either to be registered themself or to have some person nominated by them become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before the Transmission Event). If the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses, or other monies payable in respect of the Share until the requirements of the notice have been complied with.

13	TRANSFER OF SHARES
13.1

Right to Transfer. Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), a Member may transfer all or any of their Shares. If the Shares in question were issued in conjunction with rights, options, or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

13.2

Directors’ Consent. Shares and Treasury Shares are transferable, subject to the consent of the Directors who may, subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

13.3	Instrument of Transfer. The instrument of transfer of any Share shall be in:
(a)	any usual or common form;
(b)	such form as is prescribed by the Designated Stock Exchange; or

(c)	in any other form as the Directors may determine,

and shall be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the Designated Stock Exchange) and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee.

13.4

Certificates. Subject to Article 3.2, where the Company has issued a certificate in respect of a Share proposed to be transferred, the transferor shall lodge, with the instrument of transfer, the original certificate relating to the Share being transferred.

13.5	Effective Date. The transfer of a Share is effective when the name of the transferee is entered on the Register of Members. Until such time, the transferor shall be deemed to remain a Member.
13.6

Lost Certificate. If the Directors are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may, on receipt of such indemnities as they may require:

(a)	accept such evidence of the transfer of Shares as they consider appropriate; and
(b)	proceed to register the transferee’s name in the Register of Members.
13.7

Notification of Refusal. Where the Directors refuse to register a transfer of a Share, they shall, within two (2) months after the date on which the transfer was lodged with the Company, notify the transferee of the refusal.

13.8	Transfer of Treasury Shares. The transfer of Treasury Shares may be for valuable consideration or otherwise, and at a discount to the par value of the Shares.
14	REGISTERED HOLDER DEEMED ABSOLUTE OWNER
14.1

Absolute Owner. The registered holder of a Share shall be treated as the absolute owner of such Share. No person shall be recognised by the Company as holding any Share upon trust and the Company shall not register nor be bound by or required to recognise any equitable or other interest of whatever nature in a Share other than an absolute right to the Share, irrespective of whether the Company has notice of such interest.

15	ALTERATION OF SHARE CAPITAL
15.1	Increase or Amendment. The Company may by Ordinary Resolution:
(a)	increase the share capital by such sum, to be divided into Shares of such amount, and with such rights, privileges, priorities, and restrictions attached to them as the resolution shall prescribe;
(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	subject to section 13 of the Companies Act, sub-divide its existing Shares, or any of them, into Shares of smaller amounts than is fixed by the Memorandum; and
(d)	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.
15.2	Reduction. Subject to the provisions of the Companies Act and these Articles, the Company may, by Special Resolution, reduce its share capital and any capital redemption reserve in any manner.
16	MEETINGS AND CONSENTS OF MEMBERS
16.1	Meetings. All meetings of Members shall be referred to as extraordinary general meetings unless the general meeting is an annual general meeting.
16.2

AGM. The Company may, but shall not (unless required by the Companies Act or the Designated Stock Exchange) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

16.3

Members AGM Business. Members seeking to bring business before an annual general meeting of the Company, or to nominate candidates for appointment as directors at an annual general meeting, must provide written notice of such business to the Company. Such notice must be received by the Secretary at the Company’s principal office no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred and twentieth (120th) day prior to the anniversary date of the immediately preceding annual general meeting. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in the annual proxy statement must comply with the notice periods contained therein.

16.4	Agenda. The agenda of the annual general meeting shall be set by the Directors and shall include the presentation of the Company’s annual accounts and the report of the Directors (if any).
16.5

Directors Convene and Cancel. The Board (by majority approval) may convene a general meeting at such time and in such manner and place within or outside the Cayman Islands as they consider necessary or desirable and the applicable person may cancel a general meeting with such notice, in such manner and for such reason as they consider necessary. Members shall not have the ability to call general meetings.

16.6

Meeting for Appointing Additional Directors. If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

16.7	Notice of Meeting. The person convening a meeting shall give not less than five (5) clear days’ notice of a meeting of Members to:

(a)	those Members whose names on the date the notice is given appear as Members in the Register of Members and are entitled to vote at the meeting; and
(b)	each of the Directors.

Every notice shall specify:

(i)	the place, the day, and the hour of the meeting;
(ii)	if the meeting is to be held in two (2) or more places, the technology that will be used to facilitate the meeting;
(iii)	subject to Article 16.7 (iv), the general nature of the business to be conducted at the general meeting; and
(iv)	if a resolution is proposed as a Special Resolution, the text of that resolution.
16.8

Publication of a Notice on a Website. Subject to the Companies Act or the rules of the Designated Stock Exchange, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;
(b)	the place on the website where the notice may be accessed;
(c)	how it may be accessed; and
(d)	the place, date, and time of the general meeting.
16.9

Inability to Access Website. If a Member notifies the Company that they are unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles. This will not affect when that Member is deemed to have received notice of the meeting.

16.10	Time a Website Notice is Deemed to be Given. A website notice is deemed to be given when the Member is given notice of its publication.
16.11

Required Duration of Publication on a Website. Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

16.12

Failure to Give General Notice. A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least ninety five per cent (95%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

16.13

Failure to Give Individual Notice. The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the meeting.

16.14

Voting. No person shall be entitled to vote at any meeting of Members unless they are registered as a Member on the record date for such meeting and all calls or other moneys payable by them in respect of Shares have been paid at or before the record date. Subject to the rights and restrictions attached to any Shares and the provisions of this Article 16, each Member who is present in person, by its duly authorised representative or by proxy, shall have one vote and on a poll each Member shall have one vote for every Share of which they are the holder.

16.15

Meeting Prior to a Business Combination. If, prior to a Business Combination, a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day, and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day, and/or hour provided that notice of the place, the day, and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

16.16

Postponed Meeting. When a general meeting is postponed for thirty (30) days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

17	ADVANCE NOTICE FOR BUSINESS
17.1

Proper Business. To be properly brought before an annual general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 22) must be:

(a)	specified in the notice of the annual general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles; or
(b)	otherwise properly brought before the annual general meeting by or at the direction of the Directors.
17.2

Compliance with the Exchange Act. In addition to the provisions of this Article 17, and not withstanding, a Member shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Article 17 shall be deemed to affect any rights of:

(a)	Members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act; or

(b)	any other class of Shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.
18	PROXIES
18.1	Proxies. A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.
18.2

Production of Proxies. The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

18.3

Form of Proxy. An instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or may appoint a standing proxy until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose.

18.4	Joint Ownership and Proxies. Where Shares are jointly owned:
(a)	if two (2) or more persons hold Shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;
(b)	if only one of the joint owners is present in person or by proxy they may vote on behalf of all joint owners; and
(c)	if two (2) or more of the joint owners are present in person or by proxy they must vote as one.
19	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
19.1

Corporations Acting by Representatives at Meetings. Any corporation which is a Member or a Director may by resolution of its directors, or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a class or of the Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Member or Director.

20	CLEARING HOUSES
20.1

Clearing Houses. If a Clearing House (or its nominee) is a Member it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members; provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this Article 20 shall be entitled to exercise the same powers on behalf of the Clearing House (or its nominee) which they represent as that Clearing House (or its nominee) could exercise if it were an individual Member holding the number and class of Shares specified in such authorisation.

21	PROCEEDINGS OF Member MEETINGS
21.1

Chair of Member Meeting. At every meeting of Members, the chair of the Board shall preside as chair of the meeting. If there is no chair of the Board or if they are not present at the meeting within fifteen (15) minutes of the time appointed after the meeting, or if they are unwilling to act, the Directors present shall elect the chair of the meeting.

21.2

Adjournment. The chair may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.3

Conference Call. A Member, or their duly authorised representative or proxy, shall be deemed to be present at a meeting of Members if they participate by telephone or other Electronic means by means of which all the persons participating in the meeting are able to hear each other.

21.4

Objections. No objection shall be raised to the qualification of any voter except at the meeting of Members or adjourned meeting of Members at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chair whose decision shall be final and binding on all parties.

21.5

Casting of Votes. A Member holding more than one (1) Share need not cast the votes in respect of the Shares held by them in the same way on any resolution for which a poll is taken. A person appointed as the authorised representative or proxy of a Member may cast the votes in respect of the Shares for which they are appointed in a like manner.

21.6

Quorum. A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy, Members holding Shares entitled to vote which represent a majority of all votes, except where there is only one (1) Member entitled to vote on resolutions of Members to be considered at the meeting in which case the quorum shall be one Member. Where a quorum comprises a single Member or proxy, such person may pass a resolution of Members and a certificate signed by such person accompanied, where such person be a proxy, by a copy of the proxy instrument shall constitute a valid resolution of Members.

21.7

No Quorum. If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine. New notice will be required to be given if the meeting is adjourned for thirty (30) days or more.

21.8

Polls. At any meeting of the Members the chair is responsible for deciding in such manner as they consider appropriate whether any resolution proposed has been carried or not and the result of their decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chair has any doubt as to the outcome of the vote on a proposed resolution, they shall cause a poll to be taken of all votes cast upon such resolution. If the chair fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chair of the result of any vote may immediately following such announcement demand that a poll be taken and the chair shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21.9	Director Participation. Directors may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.
22	DIRECTORS
22.1

Number of Directors. Subject to Article 22.2, there shall be up to nine (9) Directors of the Company and the Directors may from time to time fix the maximum and minimum number of Directors to be appointed by resolution of the Board.

22.2

Term. Each Director holds office for the term, if any, fixed by the terms of their appointment or until their earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until their earlier death, bankruptcy, insanity, resignation or removal.

23	APPOINTMENT AND REMOVAL OF DIRECTORS
23.1	Appointment by Members. Prior to the closing of an initial Business Combination:
(a)	the Company may by Ordinary Resolution of the holders of the Class B Shares (only) appoint any person to be a Director and remove any Director for any reason; and
(b)	holders of Class A Shares shall have no right to vote on the appointment or removal of any Director,

provided, however, that if all of the Class B Shares are converted prior to the date of the initial Business Combination, the holders of Class A Shares will have the right to vote on the election of Directors.

23.2

Pre Business Combination. Prior to the consummation of a Business Combination, Articles 23.1, 23.5, and this Article 23.2 may only be amended by a Special Resolution passed by at least ninety per cent (90%) of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

23.3

Post Business Combination. After the consummation of a Business Combination, the Company may by Ordinary Resolution appoint any person to be a Director, may by Ordinary Resolution remove any Director, and may amend Article 23.1 by Special Resolution.

23.4

Appointment by Director. The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

23.5	Vacation of Office. The office of a Director shall be vacated if:
(a)	the Director gives notice in writing to the Company that they resign the office of Director; or
(b)

the Director is absent (for the avoidance of doubt, without being represented by proxy) from three (3) consecutive meetings of the Board without special leave of absence from the Directors, and the Directors pass a resolution that they have by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; or
(d)	the Director is found to be or becomes of unsound mind; or
(e)

all of the other Directors (being not less than two (2) in number) determine that the Director should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors; or

(f)	prior to the closing of an initial Business Combination, is removed from office by Ordinary Resolution of the holders of the Class B Shares (only); or
(g)	following the closing of an initial Business Combination, is removed from office by Ordinary Resolution of all Members entitled to vote.
23.6

Resignation of Directors. A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions. Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

24	REGISTER OF DIRECTORS AND OFFICERS
24.1	Details. The Register of Directors and Officers shall contain:
(a)	the names and addresses of the persons who are Directors and Officers;
(b)	the date on which each person whose name is entered in the register was appointed as a Director or Officer; and
(c)	the date on which each person named as a Director or Officer ceased to be a Director or Officer.

25	POWERS OF DIRECTORS
25.1

Management by Directors. Subject to the provisions of the Companies Act, the Memorandum, these Articles and any directions given by Ordinary Resolution, the business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors shall have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company as are not by the Companies Act, the Memorandum, these Articles, or the terms of any Special Resolution required to be exercised by the Members. No alteration of the Memorandum or these Articles or any direction given by Ordinary or Special Resolution shall invalidate any prior act of the Directors that was valid at the time undertaken. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

25.2

Good Faith. Each Director shall exercise their powers for a proper purpose. Each Director, in exercising their powers or performing their duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

25.3

Acting in Vacancy. The continuing Directors may act notwithstanding any vacancy in their body, but if and for so long as their number is below any minimum number of Directors fixed by or pursuant to these Articles, the continuing Directors may act for the purpose of passing a resolution to appoint further Directors to the Board and of convening a meeting of Members to appoint further Directors but for no other purpose.

25.4

Indebtedness and Security. The Directors may exercise all the powers of the Company to incur indebtedness, liabilities, or obligations and to issue debentures, debenture stock, mortgages, bonds, and other such securities and to secure indebtedness, liabilities, or obligations whether of the Company or of any third party.

26	PROCEEDINGS OF DIRECTORS
26.1

Quorum. The quorum for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be a majority if there are two (2) or more Directors and shall be one (1) if there is only one (1) Director. A person who holds office as an alternate Director shall be counted in the quorum. A Director who also acts as an alternate Director shall count twice towards the quorum.

26.2

Voting. Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director who is also an alternate Director shall be entitled to a separate vote on behalf of their appointor in addition to their own vote.

26.3

Conference Call. A person may participate and vote in a meeting of the Directors or committee of Directors by telephone or other Electronic means by means of which all the persons participating in the meeting are able to hear each other. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chair is at the start of the meeting.

26.4

Unanimous Written Resolution. A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign any such resolution on behalf of their appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

26.5

Notice of Meetings. A Director may, or other Officer on the requisition of a Director shall, call a meeting of the Directors by at least two (2) days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before, or after the meeting is held.

26.6

Chair of the Board. The Directors may elect a chair of the Board and determine the period for which they are to hold office; but if no such chair is elected, or if at any meeting the chair is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chair of the meeting.

26.7

Defects. Absent fraud, all acts done by any meeting of the Directors or a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

27	PRESUMPTION OF ASSENT
27.1

A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the chair or secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favour of such action.

28	DIRECTORS' INTERESTS
28.1

Other Office. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine. A Director may act by themself or their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if they were not a Director or alternate Director.

28.2

No Exclusivity. A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by them as a director or officer of, or from their interest in, such other company.

28.3

Disclosure of Interests. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or their alternate Director in their absence) shall be at liberty to vote in respect of any contract or transaction in which they are interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by them at or prior to its consideration and any vote thereon.

28.4

General Notice of Interests. A general notice that a Director or alternate Director is a shareholder, director, officer, or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which they have an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

29	MINUTES
29.1

Minutes. The Directors shall cause minutes to be made in books kept for the purpose of all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

30	DELEGATION OF DIRECTORS' POWERS
30.1

Delegation. The Directors may delegate any of their powers to any committee consisting of one or more Directors (including, without limitation, the Audit Committee and the Compensation Committee). They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by them provided that an alternate Director may not act as managing director and the appointment of a managing director shall automatically terminate if they cease to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

30.2

Committees. The Directors may establish any committees, local boards, or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board, or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

30.3

Committee Charters. The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the SEC, and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee and the Compensation Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the SEC, and/or any other competent regulatory authority or otherwise under Applicable Law).

30.4

Third Party Delegation. The Directors may by power of attorney or otherwise appoint any company, firm, person, or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities, and discretions vested in them.

30.5

Officers. The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of their appointment an Officer may be removed by the Directors.

31	ALTERNATE DIRECTORS
31.1

Alternate Appointment. Any Director (other than an alternate Director) may by writing in notice to the Company appoint any other Director, or any other person willing to act, to be an alternate Director.

31.2

Conduct of Alternates. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which their appointor is a member, to attend and vote at every such meeting at which the Director appointing them is not personally present and, save as expressly provided herein, to perform all the functions and exercise all of the powers of their appointor as a Director in their absence.

31.3	Automatic termination. An alternate Director shall cease to be an alternate Director if their appointor ceases to be a Director.
31.4

No Agency. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for their own acts and defaults and shall not be deemed to be the agent of the Director appointing them.

32	NO MINIMUM SHAREHOLDING
32.1

No Minimum Shareholding. The Company in general meeting may fix a minimum shareholding required to be held by a Director but, unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

33	REMUNERATION OF DIRECTORS
33.1

Office Remuneration. The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination of such methods.

33.2

Additional Remuneration. The Directors may by resolution approve additional remuneration to any Director for any services other than their ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

33.3

Pensions. The Directors, on behalf of the Company, may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension, or allowance.

34	INDEMNIFICATION
34.1

Indemnity and Exclusion of Liability. Every Director, alternate Director, or Officer shall be indemnified out of the assets of the Company against any liability incurred by them as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by their own actual fraud or wilful default. No such Director, alternate Director, or Officer shall be liable to the Company for any loss or damage in carrying out their functions unless that liability arises through the actual fraud or wilful default of such Director or Officer. References in this Article 34 to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

34.2

Advancement of Expenses. Expenses, including legal fees, incurred by a Director, alternate Director, or Officer, or former Director, alternate Director, or Officer in defending any legal, administrative, or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such Director, alternate Director, or Officer is not entitled to be indemnified by the Company and upon such terms and conditions, if any, as the Company deems appropriate.

34.3

Insurance. The Company may purchase and maintain insurance in relation to any person who is or was a Director, alternate Director, Officer, or liquidator of the Company, or who at the request of the Company is or was serving as a Director, alternate Director, Officer, or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in that capacity.

35	RECORDS
35.1	Registered Office Records. The Company shall keep the following documents at the Registered Office:
(a)	the certificate of incorporation of the Company and any certificate on change of name of the Company;
(b)	a copy of the Memorandum and Articles;
(c)	the Register of Directors and Officers; and
(d)	to the extent the Company has created a security interest over any of its assets, the Register of Mortgages and Charges required to be maintained by the Company under Section 54 of the Companies Act.
35.2	Other Corporate Records. The Company shall keep the following records at the Registered Office or at such other place or places, within or outside the Cayman Islands, as the Directors may determine:
(a)	minutes of meetings, Ordinary Resolutions, and Special Resolutions of Members and classes of Members;
(b)	the Register of Members; and
(c)	minutes of meetings and Resolutions of Directors and committees of Directors.
35.3

Electronic Form. All of the registers and records kept by the Company under these Articles shall be in written form or either wholly or partly as Electronic Records complying with the requirements of the Electronic Transactions Act.

36	AUTHENTICATION OF DOCUMENTS
36.1

Authentication of Documents. Any Director, the Secretary, or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company, the Board, or any committee, and any books, records, documents, and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents, or accounts are elsewhere than at the Registered Office or the head office of the local manager or other Officer having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

37	Destruction
37.1	Destruction. The Company shall be entitled to destroy the following documents at the following times:
(a)	any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;
(b)

any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of Shares which has been registered at any time after the expiry of seven (7) years from the date of registration;
(d)	any allotment letters after the expiry of seven (7) years from the date of issue thereof;
(e)

copies of powers of attorney, grants of probate, and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate, or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(i)

the foregoing provisions of this Article 37 shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)

nothing contained in this Article 37 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso Article 37.1(e)(i) above are not fulfilled; and

(iii)	references in this Article 37 to the destruction of any document include references to its disposal in any manner.
37.2

Good Faith. Notwithstanding any provision contained in these Articles, the Directors may, if permitted by Applicable Law, authorise the destruction of documents set out in Article 37.1 and any other documents in relation to Share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article 37 shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

38	SEAL
38.1

Use of Seal. The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or an Officer or other person appointed by the Directors for the purpose.

38.2

Duplicate Seal. The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3

Authentication and Filing. A Director, Officer, representative, or attorney of the Company may without further authority of the Directors affix the Seal over their signature alone to any document required to be authenticated by them under seal or to be filed with the Registrar or elsewhere wheresoever.

39	DISTRIBUTIONS
39.1

Payment of Distributions. Subject to the Companies Act and this Article 39, the Directors may declare and pay out of the funds of the Company lawfully available for such purpose a Distribution at a time and of an amount they think fit. No Distribution shall be paid except out of the realised and unrealised profits of the Company, and/or out of the share premium account and/ or as otherwise permitted by the Companies Act.

39.2

Ranking. Except as otherwise provided by the rights attached to Shares, all Distributions shall be declared and paid according to the par value of the Shares that a Member holds. The Company may pay Distributions in proportion to the amount paid upon each Share where a larger amount is paid up on some Shares than on others. If any Share is issued on terms providing that it shall rank for Distributions as from a particular date, that Share shall rank for Distributions accordingly.

39.3	Deductions. The Directors may deduct from any Distribution payable to any Member all sums of money, if any, then payable by them to the Company on account of calls or otherwise.
39.4

Distribution in Kind. The Directors may declare that any Distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

39.5	Payment. Any Distribution payable in cash in respect of Shares may be paid by electronic funds transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two (2) or more joint holders may give effectual receipts for any Distributions payable in respect of the Shares held by them as joint holders.

39.6	No Interest. No Distribution shall bear interest as against the Company and no distribution shall be paid on Treasury Shares.
40	CAPITALISATIONS
40.1

Capitalisations. The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a Distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued Shares for issue, allotment, and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the Directors may make such provisions as they think fit in the case of Shares becoming distributable in fractions.

41	CLOSING THE REGISTER OF MEMBERS OR FIXING RECORD DATE
41.1

Closing the Register of Members For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may, by any means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members the Register of Members shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

41.2

Record Date Determination. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

41.3

No Record Date Chosen. If the Register of Members is not so closed, and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article 41, such determination shall apply to any adjournment thereof.

42	REPRESENTATION
42.1

Representation of Legal Persons. The right of any individual to speak for or represent a Member or a Director being a legal person shall be determined by the law of the jurisdiction where, and by the documents by which, such legal person is constituted or derives its existence but save where an objection has been raised by a Member or a Director, the Directors shall not be obliged to verify the rights of individuals purporting to speak for or represent legal persons. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company.

43	ACCOUNTS
43.1	Accounts. The Company shall keep proper books of account with respect to:
(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;
(b)	all sales and purchases of goods by the Company; and
(c)	the assets and liabilities of the Company, that in each case, are sufficient to give a true and fair view of the Company’s affairs and to explain its transactions.
43.2

Inspection. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act or authorised by the Directors or by the Company in general meeting.

43.3

Financial Information. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any), and such other reports and accounts as may be required by law.

44	information
44.1

Information. No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the Members to communicate to the Member or to the public.

45	AUDIT
45.1	Auditor. The Directors may appoint an Auditor who shall hold office until removed from office by resolution of the Directors and may fix their remuneration.
45.2

Access Right. Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for any audit.

45.3

Auditor Reports. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at such times as shall be required by the Directors or any meeting of the Members.

45.4	Auditor Remuneration. The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).
45.5

Auditor Vacancy. If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

45.6

Audit Committee. Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

45.7

Audit Committee Review. If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

45.8

Audit Committee Payments. Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

45.9

Audit Committee Monitoring. The Audit Committee shall monitor compliance with the terms of the IPO and, if any non-compliance is identified, the Audit Committee shall be charged with the responsibility to take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of the IPO.

46	NOTICES
46.1	Calculation of Elapsed Time. Subject to the laws of the Cayman Islands, where any period of time is expressed as required for the giving of any notice or in any other case where some other action is required to be undertaken within or omitted from being taken during a specified period of time, the calculation of the requisite period of time will not include the day on which the notice is given (or deemed to be given) or the day on which the event giving rise to the need to take or omit action occurred, but shall include the day on which the period of time expires.

46.2

Delivery of Notices. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, telex, fax or email to such Member or to such Member’s address as shown in the Register of Members (or where the notice is given by email by sending it to the email address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

46.3	Deemed Receipt. Where a notice is sent by:
(a)

courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)

post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)	telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;
(d)

email or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient; and

(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.
46.4

Death or Bankruptcy. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

46.5

Notices of General Meeting. Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves because they are a legal personal representative or a trustee in bankruptcy of a Member where the Member but for their death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

47	VOLUNTARY LIQUIDATION
47.1	Voluntary Liquidation. Subject to the Companies Act, the Company may by Special Resolution be wound up voluntarily.
48	WINDING UP
48.1

Distribution of Assets. If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article 48 is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

48.2

Valuation of Assets. If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

49	CONTINUATION
49.1

Continuation by Resolution of Directors. The Company may by resolution of the Directors resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered, or existing (including, but not limited to, the approval of the organisational documents to be adopted by the Company in such other jurisdiction to the extent applicable).

49.2

Director Action. In furtherance of a resolution adopted pursuant to this Article 49, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered, or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

49.3

Amendment to Article Prior to Business Combination. Prior to the consummation of a Business Combination, this Article 49 may only be amended by a Special Resolution passed by at least ninety per cent (90%) of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

49.4	Amendment to Article Post Business Combination. Following a Business Combination, this Article 49 may be amended by Special Resolution.
50	AMENDMENT OF THE MEMORANDUM AND ARTICLES
50.1

Amendments. Subject to the Companies Act, the rights attaching to any class or series of Shares, and any provisions contained in the Memorandum or these Articles that requires a higher threshold, the Company may by Special Resolution change its name or alter or amend these Articles and/ or the Memorandum in whole or in part.

51	MERGERS AND CONSOLIDATIONS
51.1

Mergers and Consolidations. The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

52	BUSINESS COMBINATION REQUIREMENTS
52.1

Term. Notwithstanding any other provision of the Articles, this Article 52 shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of any Business Combination and the full distribution of the Trust Account pursuant to Article 52.8. In the event of a conflict between this Article 52 and any other Article, the provisions of this Article 52 shall prevail.

52.2	Consummation of a Business Combination. Prior to the consummation of a Business Combination, the Company shall either:
(a)	submit such Business Combination to its Members for approval; or
(b)

provide Members with the opportunity to have their Shares redeemed by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two (2) business days prior to the consummation of a Business Combination, including interest earned on the Trust Account (which interest shall be net of Permitted Withdrawals), divided by the number of Public Shares then in issue.

52.3

Exchange Act Tender Offer. If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a Business Combination, it shall file tender offer documents with the SEC prior to completing a Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act.

52.4

Member Approval of Business Combination. If, alternatively, the Company holds a Member vote to approve a proposed Business Combination, the Company will conduct any compulsory redemption in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act and not pursuant to the tender offer rules and file proxy materials with the SEC.

52.5	Business Combination Approval. At a general meeting called for the purposes of approving a Business Combination pursuant to these Articles:
(a)	one or more Members holding at least one-third of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting, shall form a quorum; and
(b)	in the event that a Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination
52.6

Business Combination Redemption. Where such redemptions in connection with an initial Business Combination are not conducted via the tender offer rules pursuant to Article 52.3, any Member holding Public Shares who is not a Founder, Officer, or Director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (Business Combination Redemption), provided that:

(a)

no such Member, together with any Affiliate of such Member or any other person with whom such Member is acting in concert or as a group (as defined under Section 13 of the Exchange Act), may exercise this redemption right with respect to more than fifteen percent (15%) of the Public Shares without the prior consent of the Directors; and

(b)	any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares.

In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two (2) business days prior to the initially scheduled vote on the proposal to approve a Business Combination (Election Deadline). Notwithstanding the foregoing sentence, the Board may, at any time and either before or after the initially scheduled vote on a Business Combination, in its sole discretion extend the Election Deadline to a later date and may extend an Election Deadline which has already been extended. If so demanded, the Company shall pay any such redeeming

Member, regardless of whether they are voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two (2) business days prior to the consummation of a Business Combination, including interest earned on the Trust Account (which interest shall be net of Permitted Withdrawals), divided by the number of Public Shares then in issue (such redemption price being referred to herein as the Redemption Price).

52.7

Payment of Redemption Price. The Redemption Price may be paid either immediately prior to or promptly following the consummation of the relevant Business Combination. If the proposed Business Combination is not approved or not completed for any reason then such redemptions shall be cancelled and share certificates (if any) returned to the relevant Members as appropriate.

52.8

No Business Combination. In the event that either the Company does not consummate a Business Combination within the Completion Window, or such later time as the Members may approve in accordance with these Articles or a resolution of the Members is passed pursuant to the Companies Act to commence the voluntary liquidation of the Company prior to the consummation of a Business Combination for any reason, the Company shall:

(a)	cease all operations except for the purpose of winding up;
(b)

as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of Permitted Withdrawals and up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of Public Shares then in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any) subject to applicable law; and

(c)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

52.9

Changes to Redemption Timings. If any amendment is made to Article 52.8 that would affect the substance or timing of the Company’s obligation to redeem one hundred per cent (100%) of the Public Shares if the Company has not consummated an initial Business Combination within the Completion Window, or any amendment is made with respect to any other provision of these Articles relating to the rights of holders of Class A Shares or pre-initial business combination activity, each holder of Public Shares who is not a Founder, Officer, or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of Permitted Withdrawals), divided by the number of Public Shares then in issue.

52.10	Release of Trust Account Funds. Except for Permitted Withdrawals, none of the funds held in the Trust Account shall be released from the Trust Account until the earlier of:
(a)	a Business Combination Redemption pursuant to Article 52.6;
(b)	a repurchase of Shares by means of a tender offer pursuant to Article 52.2(b);
(c)	a distribution of the Trust Account pursuant to Article 52.8; or
(d)	an amendment under Article 52.9.

In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Account.

52.11

No Additional Share Issue. Except in connection with the Class B Share Conversion where the holders of such Shares have waived any rights to receive funds from the Trust Account, after the issue of Public Shares, and prior to the consummation of a Business Combination, the Directors shall not issue additional Shares or any other securities that would entitle the holders thereof to:

(a)	receive funds from the Trust Account; or
(b)	vote as a class with our public shares:
(i)	on an initial Business Combination or on any other proposal presented to Shareholders prior to or in connection with the completion of an initial Business Combination; or
(ii)	to approve an amendment to the Memorandum or these Articles to:
(1)	extend the time to consummate a Business Combination beyond twenty-four (24) months from the closing of this offering; or
(2)	amend this Clause.
52.12	Definition of Business Combination. The Company may only consummate a Business Combination that meets the definition of such term as specified in the Articles.
52.13

Director Votes. A Director may vote in respect of any Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors. A resolution of the Directors to approve a Business Combination will only be validly passed if a majority of the Independent Directors vote in favour of the Business Combination.

52.14

Affiliated Business Combination. The Company may enter into a Business Combination with a target business that is Affiliated with the Sponsor and/or any Director(s) or Officer(s) if such transaction is approved by a majority of the Independent Directors and the Directors that did not have an interest in such transaction. In the event the Company seeks to enter into a Business Combination with an entity that is Affiliated with the Sponsor and/or any Director(s) or Officer(s), the Company, or a committee of Independent Directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by the Company in such Business Combination is fair to the Company from a financial point of view.

52.15

Redemption Withdrawal. A Member may not withdraw a Redemption Notice once submitted to the Company unless the Directors determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

53	CERTAIN TAX FILINGS
53.1

Certain Tax Filings. Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file IRS forms SS-4, W-8 BEN, W 8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities, and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

54	BUSINESS OPPORTUNITY
54.1

Business Opportunities. To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for a Director or Officer, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, a Director or Officer shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director, and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for themselves, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

54.2

Opportunity to Participate. Except as provided elsewhere in this Article 54, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and a Director or Officer, about which a Director and/or Officer acquires knowledge.

54.3

Waiver of Breach of Duty. To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article 54 to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article 54 apply equally to activities conducted in the future and that have been conducted in the past.

55	disclosure
55.1

Disclosure. The Directors, or any authorised service providers (including the Officers, the Secretary, and the Registered Office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any Designated Stock Exchange, any information regarding the affairs of the Company including, without limitation, information contained in the Register of Members and books of the Company.

56	EXCLUSIVE JURISDICTION AND FORUM
56.1

Exclusive Jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, these Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;
(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer, or other employee of the Company to the Company or the Members;
(c)	any action asserting a claim arising pursuant to any provision of the Companies Act, the Memorandum, or the Articles; or
(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).
56.2	Member Submittance. Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.
56.3

Further Remedies. Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

56.4

U.S. Regulation. This Article 56 shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Exchange Act, or any claim for which the federal district courts of the United

States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.